                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30849) dated July 8, 1997 pertaining to 1992 Incentive Equity Plan of Cardinal Realty Services, Inc. and related Plans and Employment Agreements; in the Registration Statement (Form S-8 No. 33-92508) dated May 19, 1995 pertaining to Cardinal Realty Services, Inc. Savings Plan; and in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-49269) dated June 2, 1998 of Lexford Residential Trust of our report dated January 27, 1999 with respect to the consolidated financial statements and schedules of Lexford Residential Trust included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                             /s/ ERNST & YOUNG LLP
                                             -----------------------------------
                                             Ernst & Young LLP

Columbus, Ohio
March 23, 1999